Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-251061) on Form S-3 and (No. 333-234607) on Form S-8 of our report dated March 8, 2023, with respect to the consolidated financial statements of Galera Therapeutics, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 8, 2023